Morgan Stanley Insured Municipal Income Trust
                     Item 77(o) 10f-3 Transactions
                    October 1, 2001- March 31, 2002


Security Date of    Price    Shares  % of    Total         Purcha   Broker
         Purchase   Of       Purcha  Assets  Issued        sed
                    Shares   sed                           By
                                                           Fund
Detroit, 11/27/01   $97.83   5,000,  1.09%   $186,925,000  2.67%    Paine
MI,                          000                                    Webber
Sewage
Sys, Ser
2001 A
(FGIC)
King     11/14/01   Various  5,000,  0.89%   $270,060,000  1.85%    Lehman
Cnty,                        000                                    Bros.
WA,
Sewer
Refg
2001
(FGIC)
Kentucke 01/11/02   Various  3,160,  0.57%   $305,145,000  1.04%    Bear
y Prop &                     000                                    Stearn
Bidg                                                                s
Comm,
Proj
#74,
Refg Ser
2002 A
(FSA)
Massachu 03/21/02   $103.79  3,000,  0.55%   $492,440,000  0.61%    Goldma
setts                        000                                    n
Refg Ser                                                            Sachs
2002
(FSA)
Orange   03/01/02   $106.89  3,000,  0.54%   $78,230,000   3.83%    Paine
Cnty,                        000                                    Webber
Sch Brd,
FL, Ser
2001 A
COPs
(AMBAC)